UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 5, 2018

MONITRONICS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Texas	333-110025	74-2719343
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1990 Wittington Place
Farmers Branch, Texas 75234
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (972) 243-7443

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously reported, on August 27, 2018, holders purporting to own approximately 68% of Ascent Capital Group Inc.’s (“Ascent”) 4.00% Convertible Senior Notes due 2020 (the “Notes”) filed a complaint in the Court of Chancery in the State of Delaware (the “Complaint”) against Ascent and each of its directors and executive officers.

On September 5, 2018, holders purporting to own approximately 69% (the “Plaintiffs”) of the Notes filed an amended complaint in the Court of Chancery of the State of Delaware (the “Amended Complaint”) against Ascent and each of its directors and executive officers. The Amended Complaint alleges that Ascent’s participation in the exchange offer (the “Exchange Offer”) related to the 9.125% Senior Notes due 2020 (the “Moni Senior Notes”) of Monitronics International, Inc. (“Moni” or the “Company”) announced by Ascent and the Company on August 30, 2018 would be detrimental to Ascent and, if consummated, would result in Ascent becoming insolvent. The Amended Complaint further alleges that the Exchange Offer would (i) result in a breach of Ascent’s directors’ fiduciary duties to Ascent and (ii) constitute a constructive or intentional fraudulent transfer by using assets of Ascent necessary for the repayment of the Notes to purchase outstanding Moni Senior Notes (i.e., a fraudulent transfer). The Amended Complaint seeks (i) injunctive relief to prevent Ascent from engaging in the Exchange Offer, which would allegedly dissipate Ascent’s assets, and (ii) a declaratory judgment that approval of the Exchange Offer constitutes a breach of fiduciary duty by Ascent’s directors and that consummation of the Exchange Offer would constitute a fraudulent transfer by Ascent.
Also on September 5, 2018, the Plaintiffs filed a motion for a preliminary injunction seeking to prevent Ascent from consummating the Exchange Offer. The Plaintiffs also moved for expedited consideration of their motion for a preliminary injunction.
Ascent believes that the claims in the Amended Complaint are meritless, and intends to vigorously defend against this action.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 7, 2018

MONITRONICS INTERNATIONAL, INC.

By:	/s/ William E. Niles
	Name:	William E. Niles
	Title:	Executive Vice President and Secretary

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